[LETTERHEAD OF JOHN M. ARLEDGE & ASSOCIATES, INC.]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the statements made under Item 4 of Form 8-K of Kingdom Vision Network, Inc. dated February 12, 2001


                          /s/ John M. Arledge & Associates, Inc.
                          -------------------------------
                          John M. Arledge & Associates, Inc.

Edmond, Oklahoma
April 16, 2001